UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 2, 2016

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Appointment of Chief Executive Officer
As previously announced by Ashford Hospitality Prime, Inc. (the “Company”) in August 2016, the Company’s board of directors (the “Prime Board”) decided to take a series of actions to enhance the Company’s corporate governance, which included the separation of the roles of Chairman of the Prime Board and Chief Executive Officer of the Company. On November 2, 2016, the Company announced that the Prime Board has appointed Mr. Richard J. Stockton, age 46, as Chief Executive Officer of the Company, effective November 14, 2016. Mr. Monty J. Bennett, the Company’s previous Chief Executive Officer, remains Chairman of the Prime Board.
Mr. Stockton spent over 15 years at Morgan Stanley in real estate investment banking where he rose from an Associate to Managing Director and regional group head. Specifically, he was head of EMEA Real Estate Banking in London, executing business across Europe, the Middle East, and Africa. As co-head of the Asia Pacific Real Estate Banking Group from 2010-2012, Mr. Stockton was responsible for a team of over 20 real estate investment bankers in Hong Kong, Singapore, Sydney and Mumbai. He left the firm in 2013 to become President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company with over $5 billion in assets. While there, Mr. Stockton negotiated and completed the $367.5 million acquisition of the US Bank Tower, implementing an over $50 million repositioning plan that resulted in SkySpace LA - the West Coast’s tallest observation deck. Most recently, Mr. Stockton served as Global Chief Operating Officer, Real Estate at Carval Investors, a subsidiary of Cargill, which is one of the world’s largest privately-owned companies, where he developed a strategic plan for the real estate business with approximately $1 billion in investments and operations in the U.S., Canada, United Kingdom and France. He was also a member of the Global Real Estate Investment Committee at Carval, while also overseeing real estate capital formation, marketing, and operations.
Mr. Stockton has served on numerous boards during his career, including the Asia Pacific Real Estate Association and Los Angeles Downtown Center BID. Currently, he is serving on the board of Watchfacts, Amazon’s exclusive provider of pre-owned luxury watch certifications and warranties. Mr. Stockton received an MBA in Finance and Real Estate from The Wharton School, University of Pennsylvania and a BS from Cornell University, School of Hotel Administration.
There are no family relationships between Mr. Stockton and any of the Company’s executive officers or directors. There are no arrangements or understandings between Mr. Stockton and any other person pursuant to which he was selected to serve as Chief Executive Officer. Except for his employment relationship with Ashford Inc. and the compensation provided to him thereunder, neither Mr. Stockton nor any of his related persons (as defined in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is a party to any transaction in which the Company is a participant that is required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.
Restricted Stock Award Agreement
In connection with the appointment of Mr. Stockton as Chief Executive Officer of the Company, on November 2, 2016, the Company and Mr. Stockton entered into a Restricted Stock Award Agreement (the “Award Agreement”), pursuant to which Mr. Stockton will receive 239,234 shares of the Restricted Stock (as defined in the Award Agreement), (i) 1/5 of which will vest on the first anniversary of the Award Agreement and on each subsequent anniversary that the Executive does not experience a Termination of Service (as defined in the Award Agreement); (ii) 100% of which that has not otherwise vested will vest upon Mr. Stockton’s Involuntary Termination (as defined in the Award Agreement) with the Company, death or disability, or upon a change of control of the Company, and (iii) which will vest upon termination of his employment by Ashford Inc. without Cause, by Mr. Stockton with Good Reason, or after a Change of Control of Ashford Inc. (each term as defined in the Employment Agreement referred to below), if such termination of employment results in the vesting of the Restricted Stock granted to Mr. Stockton under the Employment Agreement, dated November 2, 2016 (the “Employment Agreement”) by and among Ashford Inc., the Company’s external advisor, and Ashford Hospitality Advisors, LLC, the operating company of Ashford Inc. (“Ashford LLC”), and Mr. Stockton.
Under the Employment Agreement, effective November 14, 2016, Mr. Stockton will be employed by Ashford LLC to serve as Chief Executive Officer of the Company, pursuant to the Third Amended and Restated Advisory Agreement, dated June 10, 2015, as amended from time to time, by and among Ashford Inc., Ashford LLC, the Company and their respective affiliates, which provides that Ashford LLC is responsible for managing the Company’s affairs. The Company does not have employees and its executive officers are employees of Ashford LLC and do not receive cash compensation from the Company for serving as its officers.

The Employment Agreement provides that all restricted equity securities held by Mr. Stockton will become fully vested, if Mr. Stockton is terminated as a result of his death or disability, by Ashford Inc. without Cause (including non-renewal of the Employment Agreement by Ashford Inc.), by Mr. Stockton with Good Reason, or a Change of Control of Ashford Inc. occurs during the term of Mr. Stockton’s employment and his employment is terminated by Ashford Inc. without Cause or by Mr. Stockton for any reason on or before the one (1) year anniversary of the effective date of the Change of Control.
The Award Agreement and the Employment Agreement are filed with this Form 8-K as Exhibits 10.1 and 10.2 and are incorporated by reference herein. The foregoing summary of each of the Award Agreement and the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreement.
Indemnification Agreement
In connection with his appointment as the Chief Executive Officer of the Company, Mr. Stockton will enter into the Company’s form indemnification agreement for directors and executive officers, which provides for indemnification by the Company to the maximum extent permitted by Maryland law and is in addition to protections provided in the Company’s charter and bylaws. Under the form indemnification agreement, directors and executive officers will be indemnified for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against such directors and executive officers in connection with their duties.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the actual indemnification agreement, a form of which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on August 9, 2016.
ITEM 7.01     REGULATION FD DISCLOSURE

On November 2, 2016, the Company issued a press release announcing the appointment of the Chief Executive Officer described above. A copy of the press release is furnished with this report as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Restricted Stock Award Agreement, dated as of November 2, 2016, by and between Ashford Hospitality Prime, Inc. and Richard J. Stockton.
10.2	Employment Agreement, dated as of November 2, 2016, by and among Ashford Inc., Ashford Hospitality Advisors, LLC and Richard J. Stockton.
99.1	Press Release issued by Ashford Hospitality Prime, Inc., dated November 2, 2016.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 2, 2016

ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel